Exhibit 99.1

United Appoints Three New Independent Directors

James Kennedy, Robert Milton and James Whitehurst Join United Board

CHICAGO, March 7, 2016 — United Continental Holdings, Inc. (NYSE: UAL) today announced that its Board of Directors has appointed three new highly qualified independent directors to the Board: James A.C. Kennedy, Robert A. Milton and James M. Whitehurst, effective immediately.

Henry L. Meyer III, Non-Executive Chairman of the Board, said, “We are always looking at ways to enhance corporate governance at United. For some time, the Board has been evaluating potential director candidates with the assistance of a leading search firm and with the benefit of shareholder input. We are very pleased to announce the appointment of three new independent directors to the Board today and expect to announce a fourth in the near term.”

Meyer added, “We believe these accomplished executives, who have deep airline or other relevant experience, will provide invaluable perspective as we build on our strong momentum by continuously working to improve operations. We remain focused on investing in our products and services to earn the trust of our customers and employees and to create long-term value for our shareholders.”

Oscar Munoz, who plans to resume the role of President and Chief Executive Officer on March 14, 2016, noted, “I am excited that three world-class, independent directors are joining the Board and believe  they will help achieve our goal of generating superior value for shareholders. I look forward to working together with the Board and the management team to accelerate the positive momentum of our operational turnaround while continuing to innovate and elevate our employee and customer experience.”

United’s three new directors will be nominated by the Board for re-election at the 2016 Annual Meeting.  The Board expects to appoint a fourth new independent director in the near term, who would also be nominated for re-election at the 2016 Annual Meeting.  In connection with the appointment of the new directors, certain current directors will step down from the Board at or in advance of the 2016 Annual Meeting.

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James Kennedy, 62, is the former President and Chief Executive Officer of T. Rowe Price Group, Inc., a global investment management organization which provides mutual funds, sub-advisory services, and separate account management.  During his tenure, T. Rowe more than doubled its assets under management, which increased from $335 billion at the end of 2006 to $763 billion as of December 31, 2015.  Prior to his appointment as President and Chief Executive Officer in 2006, Mr. Kennedy served in roles of increasing responsibility at T. Rowe since 1978, including VP & Director of the Equity Research Division beginning in 1997.   He has been a director of T. Rowe since 1987.  Prior to joining T. Rowe, Mr. Kennedy participated in the Financial Management training Program at General Electric.  He graduated from Princeton University with a BA degree and Stanford University with an MBA.  He is a recipient of the Stanford University Graduate School of Business Excellence in Leadership Award.

Robert Milton, 55, was Chairman and Chief Executive Officer of ACE Aviation Holdings Inc., and was Chairman, President and Chief Executive Officer of Air Canada. Having joined Air Canada in 1992 in a consulting capacity, Mr. Milton moved from the role of Senior Director of Scheduling to Vice President, Scheduling and Product Management, Senior Vice President, Marketing and In-Flight Service and Executive Vice President and Chief Operating Officer. Mr. Milton became President and Chief Executive Officer of Air Canada in 1999. He is currently the lead director of Air Lease Corporation, a director of the Smithsonian National Air and Space Museum, and a trustee of the Georgia Tech Foundation Inc.  Mr. Milton was a past director of US Airways, Inc., and was also a past Chairman of the Board of Governors of IATA (The International Air Transport Association). Mr. Milton graduated from the Georgia Institute of Technology with a BS in Industrial Management.

James Whitehurst, 48, is President and Chief Executive Officer of Red Hat, Inc., a leading provider of open source enterprise IT products and services. Since joining Red Hat in January 2008, he has more than tripled the company’s revenue from $523 million to $1.8 billion, while more than tripling the company’s stock price. Under his leadership, Red Hat was named to Forbes’ list of “The World’s Most Innovative Companies” in 2015, 2014, and 2012; added to Standard and Poor’s 500 stock index in 2009; and named one of the best places to work by Glassdoor in 2014. Prior to Red Hat, Mr. Whitehurst spent six years at Delta Air Lines, Inc., where he managed airline operations and drove significant international expansion as Chief Operating Officer.  Mr. Whitehurst helped put the company back on firm footing as it emerged from bankruptcy in 2007. Before Delta, he held several corporate development leadership roles at The Boston Consulting Group, with clients across a wide range of industries. Mr. Whitehurst currently serves on the Board of DigitalGlobe, Inc. In June 2015, Whitehurst published a book with Harvard Business Review Press entitled “The Open Organization: Igniting Passion and Performance” showing how open principles of management, based on transparency, participation, and community, can help organizations navigate and succeed in a fast-paced connected era. He is a graduate of Rice University with a BA in Computer Science and has an MBA from Harvard Business School.

United has been focused on improving its operations and customer and employee experience.  Over the past several months, United has experienced significant improvements in on-time arrivals and completion factor.  United’s 2015 earnings were one of the best in the Company’s history, and United made progress shrinking the margin gap with its closest competitors, strengthening its balance sheet, and returning substantial cash to shareholders.

United has also been upgrading its customer experience with free snacks and premium coffee, providing improved WiFi onboard, and modernizing its United Clubs and airport lounges. These and other enhancements are delivering continued improvement in United’s customer satisfaction, employee pride, and financial performance.

Forward-looking Statements

This release contains forward-looking statements that reflect the Company’s current expectations and beliefs with respect to certain current and future events, including its future plans with respect to the Board, the expected impact of the new directors on the Company and Mr. Munoz’s full-time return as President and Chief Executive Officer. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in Part I, Item 1A., “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 342 airports across six continents. In 2015, United and United Express operated nearly two million flights carrying 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 20 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. United Continental Holdings, Inc. common stock is traded on the NYSE under the symbol UAL.

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